UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

Plaster Caster Inc.

----------------------------------------------

(Exact name of registrant as specified in its charter)

Michigan

(State or jurisdiction of incorporation

(I.R.S. Employer Identification

or organization)

No.)

-------------------------------------------------------------------------

(Address and telephone number of registrant's principal executive offices and principal place of business)

1000 Country Club Ann Arbor MI 48105

(734) 719-0867

JD Klamka

President and Chief Executive Officer

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer o Accelerated Filer o Non-accelerated filer o

Smaller reporting company X

Item 1.  BUSINESS

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. The Company’s expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions, competitive factors, such as pricing and marketing efforts, and the pace and success of product research and development. These and other factors may cause expectations to differ.

Business Development

Plaster Caster Inc. (“The Company”) was incorporated in the State of Michigan on April 19, 2007. The Company’s fiscal year end is December 31.  We were inactive until May 1, 2010 when we began implementing our plan of operations.  The Company has never been in bankruptcy or receivership.

Business

The Company has a plan of operations to engage in the business of Internet publishing in specifically in the area of private aviation.  We have recently opened our website: www.bidforjets.com.

Our website currently is a collection of news feeds and videos related to private aviation.  We have gathered these feeds from publicly available places on the Internet. We intend to build out our website to have additional features for our projected audience.

We expect to offer the following: a directory of private aviation companies that provide charter flights, a directory of fractional ownership programs, safety information on various companies and specific planes, videos related to private aviation, a newswire covering private aviation, and a description of the various types of planes available for rental, charter, or fractional ownership.

We also anticipate having user reviews written by our visitors. Consumers can review various aspects of their private aviation experience raging from a specific type of airline, an airport, a pilot or crew member, or any other element of their trip.

We intend to utilize the power of the Internet to to aggregate in a single location an extensive network of industry participants and a comprehensive database for noncommercial aviation. We have no plans to offer information or services for private air travel outside of the United States.

Our business model is being built on generating multiple revenue streams from a variety of industry participants interested in marketing their services to our anticipated consumer audience. We anticipate generating our initial revenues primarily from advertising fees from corporations in the private aviation industry. We expect that we will be able to charge fees for placement in our directories. We anticipate that we will be able to charge fees for banners and links on our home page or other pages on our site that have visitors. We project that we will be able to charge fees for premium listings that are in bold fonts or in a special color or that appear at the top of a category. We anticipate that we will be able to charge fees for various promotional videos on our website.

These fees may be based on a rate that is tied to a specific period of time such as a week, a month, or a year. These fees may able be tied to the number of viewers we are able to deliver to the advertiser’s message.  The type of fee structure will be determined by our available advertising inventory on the site and an advertiser’s needs and budget.

We also intend to generate revenues from advertising from companies interested in reaching our projected audience of high net worth individuals. We believe that the consumers of private aviation services tend be more affluent than other travel consumers. Our belief is based on the cost of private air travel compared to commercial airline. Private air travel is significantly more expensive than commercial airlines ticket prices. We intend to also target companies that sell luxury items in general as potential advertisers for our site.

We intend to market our site through several online and offline channels. We have a Twitter page and a Facebook page which will be used to make consumers aware of our website. We will continue to market our site on other various Internet outlets. We intend to also use search engine optimization to achieve favorable placements on major search engines. We plan to hire a search engine agency to assist us with the search engine placement efforts. We also hope to purchase display advertising in executive airports around the country to build awareness for our site to our targeted customers.

Employees

We presently employ one part time employee, JD Klamka. Mr. Klamka is involved in various other business activities and presently devotes approximately 20 hours per month to our company.

Patents

The company holds no patents for its products.

Government Regulation

Government approval is not necessary for the Company’s business and government regulations have a negligible effect on its business.

Competition

There are few if any barriers to entry into Internet publishing.  Competition is intense in our industry. The company competes with other websites that are dedicated to private aviation.  Our business is highly competitive. We also compete with traditional print magazines catering to private aviation. All of our competitors are more experienced and have greater financial resources than Plaster Caster Inc.  Plaster Caster Inc. has no generated no revenue and has limited assets and experience.

Item 1A.  RISK FACTORS

We are subject to various risks which may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed.

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OUR OPERATIONS AS A GOING CONCERN

In their audit report dated September 10, 2010; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our  shareholder may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 18 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the  Audited Financial Statements - Auditors Report". Because we have been issued an opinion by its auditor that substantial doubt exists as to whether we can continue as a going concern it may be more difficult to attract investors.

Our lack of an operating history gives no assurance that our future operation will result in any revenue, which could result in the suspension of our operations.

Since we are a young company, it is difficult to evaluate our business and prospects. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment. Our future operating results will depend on many factors, including the ability to generate sustained and increased demand and acceptance of our products, the level of our competition, and our ability to attract and maintain key management and employees. While management believes their estimates of projected occurrences and events are within the timetable of their business plan, there can be no guarantees or assurances that the results anticipated will occur.

If we do not make a profit, we will have to cease or suspend operations.

If we do not achieve profitability, our business may not grow or operate. We may not achieve sufficient revenues or profitability in any future period. We will need to generate revenues from the sales of our products or take steps to reduce operating costs to achieve and maintain profitability. Even if we are able to generate revenues, we may experience price competition that will lower our gross margins and our profitability. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis.

We require additional funds to operate in accordance with our business plan if we are unable to raise them, we will likely suspend operations.

We may not be able to obtain additional funds that we may require. We do not presently have adequate cash from operations or financing activities to meet our long-term needs.  If unanticipated expenses, problems, and unforeseen business difficulties occur, which result in material delays, we will not be able to operate within our budget. If we do not achieve our internally projected sales revenues and earnings, we will not be able to operate within our budget. If we do not operate within our budget, we will require additional funds to continue our business. If we are unsuccessful in obtaining those funds, we cannot assure you of our ability to generate positive returns to the Company. Further, we may not be able to obtain the additional funds that we require on terms acceptable to us, if at all. We do not currently have any established third-party bank credit arrangements. If the additional funds that we may require are not available to us, we may be required to curtail significantly or to eliminate some or all of our development, manufacturing, or sales and marketing programs.

If we need additional funds, we may seek to obtain them primarily through equity or debt financings. Such additional financing, if available on terms and schedules acceptable to us, if available at all, could result in dilution to our current stockholders and to you. We may also attempt to obtain funds through arrangement with corporate partners or others. Those types of arrangements may require us to relinquish certain rights to our intellectual property or resulting products.

If Barton PK, LLC does not provide us with capital, we will cease operations.

We rely on funding from our sole shareholder, Barton PK,LLC and expect to continue to do so. There can be no assurance that Barton PK, LLC can or will supply us with some or all of the funds needed to complete our business plan.  We do not have a commitment verbal or written from Barton PK,LLC to provide us with additional funding at this time. The failure to secure additional financing from Barton PK, LLC will cause us to cease operations.

We may not be able to access third party technology upon which we depend which could limit or curtail our business.

We use and will continue to require technology and software products from third parties, Our present website is hosted without charge on a server leased by our shareholer, Barton PK, LLC. We do not have any contracts for any hosting services or website development and maintenance which we will need. We have no agreement with Barton PK, LLC for continued hosting of our site.   Technology may not continue to be available to us on commer cially reasonable terms, or at all. Our business will suffer if we are unable to access this technology, to gain access to additional products or to build out our existing site.  This could cause delays in our development and introduction of new  features or enhancements of our existing website until equivalent or replacement technology can be accessed, if available, or developed internally, if feasible. If we experience these delays, our business could be materially adversely affected.

There is a high degree of risk that our website will not turn out to be commercially viable.

A website such as ours involves a high degree of risk that will not attract a sufficient number of consumers to become commercially viable. The costs building and marketing our website is uncertain.  We cannot insure that we will develop a website that has the features that will be popular with the number of consumers necessary to attract paying advertisers.

We are highly dependent on JD Klamka, our President and CEO. The loss of Mr. Klamka, whose knowledge, leadership, and technical expertise upon which we rely, would harm our ability to execute our business plan.

We are largely dependent on JD Klamka, our President and CEO, for all aspects of our company.  Our ability to successfully develop and market  our website may be at risk from an unanticipated accident, injury, illness, incapacitation, or death of Mr. Klamka. Upon such occurrence, unforeseen expenses, delays, losses and/or difficulties may be encountered.  Our success in the future may also depend on our ability to attract and retain other qualified management and sales and marketing personnel. We compete for such persons with other companies and other organizations, some of which have substantially greater capital resources than we do. We cannot give you any assurance that we will be successful in recruiting or retaining personnel of the requisite caliber or in adequate numbers to enable us to conduct our business.

Our management has no experience in the lnternet travel or private jet industry, which may affect our ability to operate successfully.

Our management has no prior experience in either Internet travel or any aspect of private aviation.  This lack of experience may affect our ability to operate successfully and compete with our competitors.

Our sole officer and director has no experience with public companies which may which may affect our ability to meet our requirements with the Securities and Exchange Commission and FINRA.

Our management has no prior experience with any aspect of managing a public company.  The lack of experience may affect our ability to operate successfully as a public company.

Risks Relating to Our Common Stock

There is currently no market for our common stock and one may never develop.  Therefore, investor’s holdings in our common stock may be illiquid.

While we do intend to file a Form 211 through a market maker to establish a quote for our common stock on the over-the-counter bulletin board, there is no assurance that the bulletin board or any other quotation medium will quote our common stock, or that a market will ever develop.  If a market never develops for our common stock, it may be difficult or even impossible for investors to sell their common stock.

Our shareholder, Barton PK, LLC, owns a substantial amount of our stock and will be in a position to control all aspects of our company.

Accordingly, this shareholder, Barton PK, LLC  will be able to exert significant influence over the direction of our affairs and business, including any determination with respect to our acquisition or disposition of assets, future issuances of common stock or other securities, and the election or removal of directors. Such a concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control of the Company or cause the market price of our stock to decline. Notwithstanding the exercise of their fiduciary duties by the directors and executive officers and any duties that such other stockholder may have to us or our other stockholders in general, these persons may have interests different than yours.

Peter C. Klamka, our former President and sole director, has dispositive power over all shares held by Barton PK, LLC. JD Klamka is a non-voting member of Barton PK, LLC with a 1%, non-voting  membership interest.

We do not expect to pay dividends for the foreseeable future.

For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of our common stock.

We expect to be subject to SEC regulations and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and other trading market rules, are creating uncertainty for public companies.

We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest appropriate resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Item 2.  FINANCIAL INFORMATION

  PLAN OF OPERATIONS

The company plans to develop and market a comprehensive website for consumers interested in learning about and purchasing private aviation services for flights within the United States. We have a preliminary website at www.bidforjets.com.

We intend to offer a  website for consumers interested in learning about all aspects of private air travel.  The company plans to use both text, images, and videos to assist our audience in learning about and purchase private air travel.

We plan to generate revenues from advertising fees from companies seeking to reach our expected audience.   We believe that we need to further develop our website before we can generate revenues from advertising.

We believe we do not have adequate funds to satisfy our working capital requirements for the next twelve months. We will need to raise additional capital to continue our operations. During the next 12 months, we intend to implement our business and marketing plan. We believe we must raise an additional $35,000 to pay for expenses associated with our development over the next 12 months. $25,000 will be used to finance anticipated activities during Year One of our development plan and $10,000 will be used to pay for our reporting requirements as Securities and Exchange Commission.

Year One

Website build out

$7,000

Social marketing

$1,000

Search engine marketing

$2,500

Writers

$3,500

Graphics

$1,500

Office supplies

$1,500

Part time Webmaster

          $10,000

Legal

$5,000

Filing fees/Edgarizing

$1,000

Accounting/Auditing

$3,000

Our estimate for website build out is based exclusively on our President’s online research. We have not engaged in negotiations to hire a web development company. Costs may be significantly higher.   We expect it will take at least four months to build out our website once funding is in place and a developer has been engaged. We do not have an estimate regarding the length of time it will take us to secured funding or come to terms with an acceptable website developer.

Our estimate regarding social marketing is based on improving our existing Facebook and Twitter pages. This estimate is based on our President’s research.  Enhancements to our existing pages are expected to include graphics and photos and member management tools.

We expect to engage several freelance writers over the course of the year to provide content such as short articles, reviews, and a frequently asked questions sections.  We have not made any contact with free lance writers at this time.

Our estimate for search engine marketing is based on research done by our President. The intention is to purchase links on Google for searches related to private aviation. The cost of these ads can be controlled. We can determine how much we are willing to pay “per click” for the display of a link to our website.

We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements from our principal shareholder, Barton PK, LLC. We currently do not have any arrangements in place for the completion of any further private placement financings and there is no assurance that we will be successful in completing any further private placement financings. There is no assurance that any financing will be available or if available, on terms that will be acceptable to us. We may not raise sufficient funds to fully carry out any business plan.

Item 3. PROPERTIES.

We currently use office space provided in a residential home owned by our shareholder. We believe that this is sufficient for the next twelve months. We are not charged for this office space.

Item 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

  MANAGEMENT

The following table presents certain information regarding beneficial ownership of the Company’s Common stock as of December 31, 2009, by (I) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common stock, (ii) each director of Plaster Caster Inc., (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

Name and Address

No of Shares             Percentage Owned

Barton PK, LLC

500,000

100%

1000 Country Club Road

Ann Arbor, MI 48105

Peter C. Klamka is the managing member of Barton PK, LLC. He is the brother of JD Klamka, our sole officer and director.

Item 5. DIRECTORS AND EXECUTIVE OFFICERS

The members of the Board of Directors of the Company serve until the next annual meeting of stockholders, or until their successors have been elected.  The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of the Company are as follows:

Name

Age

   Position

JD Klamka

27

 CEO/Pres/Director

JD Klamka. Mr. Klamka has been the sole officer and director since May 2010. He has been involved in a variety of business pursuits including mortgage banking, Internet marketing, and entertainment ventures. He has a degree in communications from Wayne State University.

B. Significant employees. None

C. Family relationships. None

D. There are no events that occurred during the past five years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrantt·

No petition has been filed under Federal bankruptcy laws or any state insolvency law.·

The registrant has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding

Such registrant was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

Engaging in any type of business practice; or

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

·Such registrant was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

 Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

Such registrant was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

Any Federal or State securities or commodities law or regulation; or

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

Such registrant was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

E. The Board of Directors acts as the Audit Committee, and the Board has no separate committees.

ITEM 6. EXECUTIVE COMPENSATION

Directors' Compensation

None

Executive Compensation

There was no compensation paid to officers and directors of the Company during the last fiscal year and the current fiscal period.

.

ITEM 7.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Barton PK, LLC provided the initial capital for our company as well as office space. Peter Klamka, Barton PK, LLC’s managing member served as our sole officer and director from inception until May 1, 2010 when JD Klamka was offered and accepted the position. JD Klamka is the younger brother of Peter Klamka.

On April 20, 2007, 500,000 shares of restricted common stock were issued to Barton PK, LLC, pursuant to Section 4(2) of the Securities Act of 1933 for $70.00.

JD Klamka has a 1% membership interest in Barton PK, LLC but does not have voting or dispositive power over the assets held by Barton PK, LLC.

Director Independence

For the purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Accordingly, we do not consider JD Klamka to be independent.

ITEM 8. LEGAL PROCEEDINGS

There is no litigation pending or threatened by or against our company.

Item 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON

 EQUITY AND RELATED SHAREHOLDER MATTERS

The Company's common stock is not listed or quoted at the present time, and there is no present public market for the Company's common stock. The Company intends to have a sponsoring market maker file a Form 211 for a quotation on the over-the-counter bulletin board. There can be no assurance that the Company’s securities will be quoted on the bulletin board or any other quotation medium.

Dividends

The Company has not paid any cash dividends since its inception and does not contemplate paying any in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of the Company's business.

Penny Stock Status

If and when the Company develops a market for its common stock, it will be a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

1. Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

2. Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

3. Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

4. The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a  written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. The imposition of these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for the company's stock.

Transfer Agent, Warrant Agent and Registrar

The transfer agent, warrant agent and registrar for the Common Stock is  expected to be Interwest Stock Transfer.

Item 10. RECENT SALES OF UNREGISTERED SECURITIES

The following securities were issued by Plaster Caster Inc. within the past four years and were not registered under the Securities Act:

On April 20, 2007, 500,000 shares of common stock were issued to officer and director Barton PK, LLC pursuant to Section 4(2) of the Securities Act of 1933.

Item 11.  DESCRIPTION OF SECURITIES TO BE REGISTERED

Common stock

Holders of Common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock can elect all of the board of directors. The Board of directors is empowered to fill any vacancies on the Board of directors created by resignations, provided that it complies with quorum requirements.

Holders of Common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon  liquidation.

As of August 30, 2010, there were 500,000 shares of common stock issued and outstanding. There are 1,000,000 shares authorized.  As of that date there is one shareholder.

Item 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 561 through 571 of the Michigan Business Corporation Act (the MBCA), authorize indemnification of directors and officers of Michigan corporations. The Registrant’s Articles of Incorporation require the Registrant to indemnify directors and officers to the fullest extent permitted by Michigan law. The Registrant’s Bylaws permit it to indemnify directors and officers against expenses, attorneys’ fees, judgments, penalties, fines and settlements reasonably incurred in connection with any threatened, pending or completed action or proceeding brought by a third-party so long as the director or officer acted in good faith and in a manner reasonably believed not to be opposed to the best interests of the Registrant or, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Indemnification includes civil, criminal, administrative or investigative proceedings and service at the request of the Registrant as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not. The Bylaws also allow the Registrant to indemnify directors and officers against expenses and attorneys’ fees related to any threatened, pending or completed action brought by or in the right of the Registrant so long as the director acted in good faith and in a manner reasonably believed not to be opposed to the best interests of the Registrant. The Bylaws require the Registrant to indemnify officers and directors whose defense on the merits or otherwise has been successful; however, no indemnification is allowed as to any claim where the director or officer is judged to be liable to the Registrant in the performance of his or her duties to the Registrant unless such indemnification is specifically approved by the court in which such action was brought.

Although the Registrant’s Bylaws permit indemnification in the situations described above, each request for indemnification must be individually authorized by (1) a majority of a quorum of the board of directors consisting of directors who were not parties or threatened to be made parties to the action or proceeding, (2) if the quorum in (1) is not obtainable, then by a majority vote of a committee of at least two directors who are not parties or threatened to be made parties to the action or proceeding, (3) independent legal counsel in a written opinion, (4) all independent directors who are not parties or threatened to be made parties to the action or proceeding, or (5) the Registrant’s shareholders. To the extent that a director or officer is successful on the merits or otherwise in defense of any action, suit or proceeding, the Registrant’s Bylaws dictate that he or she must be indemnified against expenses actually and reasonably incurred. The Bylaws also provide that indemnification is a contractual right between the Registrant and the officer or director which is not adversely affected by a repeal of the Bylaw indemnification provisions.

Section 567 of the MBCA and the Registrant’s Bylaws authorize the Registrant to purchase and maintain insurance on behalf of a person who is or was a director, officer, employee or agent of the Registrant or who serves at the request of the Registrant as a director, officer, employee or agent of a nonprofit or for profit foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether or not the Registrant would have the power to indemnify him or her under the Bylaws or the laws of the State of Michigan. The Registrant intends to maintain a directors’ and officers’ insurance policy. The policy is expected to insure directors and officers against unindemnified losses from certain wrongful acts in their capacities as directors and officers and reimburse the Registrant for those losses for which the Registrant has lawfully indemnified the directors and officers. The policy will contain various exclusions, none of which apply to this offering.

ARTICLES OF INCORPORATION AND BY-LAWS

The Company's Articles of Incorporation, provides that the Company shall, to the fullest extent legally permissible under the provisions of the General Corporation Law of the State of Michigan, indemnify and hold harmless officers and directors from any and all liabilities and expenses imposed upon them in connection with any action, suit or other proceeding.

It is the position of the Securities and Exchange Commission that the indemnification of officers and directors is against public policy.

Item 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

This information appears under Item 15 and is incorporated by reference herein.

Item 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 15. FINANCIAL STATEMENTS AND EXHIBITS

(a)  The following financial statements are filed as part of this Registration statement:

 EXHIBITS

3.1

Articles of Incorporation

3.2

By Laws

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PLASTER CASTER INC.

DATE:  October 13, 2010

By:           s/s JD Klamka

JD Klamka, President

FINANCIAL STATEMENTS

•

DECEMBER 31, 2009

Auditor’s Report

Financial Statements

•

Balance Sheet

•

Statement of Operations

•

Statement of Cash Flows

•

Statement of Stockholders’ Equity

•

Notes to Financial Statements

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@cpa-ezxl.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:

Plaster Caster, Inc.

I have audited the balance sheets of Plaster Caster, Inc. as of December 31, 2009 and 2008 and the related statement of operations, changes in stockholder’s equity, and cash flows for the years then ended and the period April 19, 2007 (date of inception) through December 31, 2009. These financial statements were the responsibility of the Company’s management.  My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Plaster Caster, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended and the period April 19, 2007 (date of inception) through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty were also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor, Florida

September 10, 2010

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
AS AT DECEMBER 31,

	2009	2008
ASSETS

CURRENT
Cash	$ -	$ -

TOTAL ASSETS	$ -	$ -

LIABILITIES AND STOCKHOLDER EQUITY

LIABILITIES
Accounts payable and accrued expenses	$ -	$ -

TOTAL LIABILITIES	-	-

STOCKHOLDER EQUITY

Commons shares, no par value, authorized - 1,000,000
- issued and outstanding - 500,000 (2008 - 500,000)	500	500

ACCUMULATED DEFICIT DURING DEVELOPMENT STAGE	(500)	(500)

TOTAL STOCKHOLDER EQUITY	-	-

TOTAL LIABILITIES AND STOCKHOLDER EQUITY	$ -	$ -

The accompanying notes are an integral part of these financial statements.

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
			FROM
			INCEPTION
	YEAR ENDED		APRIL 19, 2007
	DECEMBER 31,		TO DECEMBER
	2009	2008	31, 2009

REVENUE	$ -	$ -	$ -

EXPENSES
General and administrative	-	-	500

Total Expenses	-	-	500

NET INCOME(LOSS)	$ -	$ -	$ (500)

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING	500,000	500,000

NET INCOME(LOSS) PER SHARE	$ -	$ (0.00)

The accompanying notes are an integral part of these financial statements.

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FROM
INCEPTION
	YEAR ENDED		APRIL 19, 2007
	DECEMBER 31,		TO DECEMBER
	2009	2008	31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income(loss)	$ -	$ -	$ (500)
Adjustment to reconcile net loss to net cash
used in operating activities:			-
Issuance of common stock for services and expenses	-	-	500
Changes in operating assets and liabilities:
Subscription receivable	-	-	-

Net cash used in operating activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from an officer	-	-	-
Issuance of common stock	-	-	-
Net cash provided by financing activities	-	-	-

INCREASE (DECREASE) IN CASH	-	-	-

CASH, Beginning of period	-	-	-

CASH, End of period	$ -	$ -	$ -

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:

Interest paid	$ -	$ -	$ -
Income taxes paid	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FROM INCEPTION(APRIL 19, 2007) TO DECEMBER 31, 2009

	COMMON STOCK		ACCUMULATED
	SHARES	AMOUNT	DEFICIT	TOTALS

Balance - April 19, 2007	-	$ -	$ -	$ -

Issuance of shares for expenses	500,000	500	-	500

Net loss - December 31, 2007	-	-	(500)	(500)

Balance - December 31, 2007	500,000	500	(500)	-

Net loss - December 31, 2008	-	-	-	-

Balance - December 31, 2008	500,000	500	(500)	-

Net loss - December 31, 2009	-	-	-	-

Balance - December 31, 2009	500,000	$ 500	$ (500)	$ -

The accompanying notes are an integral part of these financial statements.

PLASTER CASTER INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

December 31, 2009 and 2008

Note 1 - Organization and Summary of Significant Accounting Policies:

Organization:

PLASTER CASTER INC. (the “Company”) was organized in the State of Michigan on April 19, 2007.  The Company’s primary business activity is to acquire or commence a commercially viable operation

The Company’s fiscal year end is December 31.

Basis of Presentation – Development Stage Company:

The Company has not earned any revenues from limited principal operations.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”).  Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

Basis of Accounting:

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

Use of Estimates:

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of financial statements for any period necessarily involves the use of estimates and assumption an example being assumptions in valuation of stock options. Actual amounts may differ from these estimates. These financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

PLASTER CASTER INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

December 31, 2009 and 2008

Net Loss Per Share:

Net loss per share is based on the weighted average number of common shares and common shares equivalents outstanding during the period.

Stock-Based Compensation

The Company accounts for share-based compensation under the fair value recognition provisions such that compensation cost is measured at the grant date based on the value of the award and is expensed ratably over the vesting period. Determining the fair value of share-based awards at the grant  date  requires  judgment,  including estimating the  percentage  of  awards  which  will  be forfeited, stock volatility, the expected life of the award, and other inputs. If actual forfeitures differ significantly from the estimates, share-based compensation expense and the Company's results of operations could be materially impacted.

The Company may also issue restricted stock to consultants for various services. Cost for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.   The value  of  the common stock is measured at the earlier of  ( i )  the date at which a firm commitment for performance by the  counterparty  to  earn  the  equity  instruments  is  reached  or   ( ii )  the  date  at  which  the counterparty's performance is complete.   The Company recognizes these service expenses and a corresponding increase to additional paid-in-capital related to stock issued for services.   When stock is issued as payment for past services provided, accordingly,  all shares issued are fully vested, and there is no unrecognized compensation associated with these transactions.  If stock is issued in advance of service performance expense is recognized ratably over the requisite service period.

For the period ended December 31, 2009, 2008 and for the period April 19, 2007 (date of inception) through December 31, 2009 there was no issuance of equity ownership to the founder for organization services in the amount of $0, $0, and $500, respectively.  As of December 31, 2009 and 2008  there  was  $0  of  unrecognized  expense  related  to  non-vested  stock-based compensation arrangements granted and no stock based compensation.

PLASTER CASTER INC..

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

December 31, 2009 and 2008

Note 2 – Going Concern:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period from inception through December 31, 2009, the Company has had no operations.  As of December 31, 2009, the Company has not emerged from the development stage.   In  view of  these  matters,  the  Company’s  ability  to  continue  as  a  going concern  is dependent  upon the Company’s ability to commence a commercially viable operation and  to achieve  a  level  of  profitability.   The  Company  intends  on  financing its  future  development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that  funds provided by operations  are  sufficient  to fund  working capital  requirements.   The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Federal Income Taxes:

The Company accounts for income taxes under the asset and liability method, whereby deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Deferred  income  taxes  reflect  the  net  tax  effects  of  temporary differences  between the carrying amounts of assets and liabilities for financial  statement  purposes  and the  amounts  used for  income  tax purposes.   Significant   components of  the  Company's  deferred  tax liabilities and assets as of December 31, 2009 are as follows:

 Deferred tax assets:

                   Federal and state net operating loss

$              500

                   Equity instruments issued for compensation

                 -

             Total deferred tax assets

                 500

                   Less valuation allowance

           (500)

$          --====

PLASTER CASTER INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

December 31, 2009 and 2008

Note 4 – Capital Stock Transactions:

At inception the Company has issued a total of 500,000 shares of common stock for services and expenses for a value equivalent to $500. This amount was recognized as stock-based compensation in 2007.

Note 5 – Related Party Transaction:

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that  become available.  They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company has little need for office space, therefore, does not own or lease property or lease office space.  The  office  space  used  by  the  Company  was  arranged  by  the  founder  of  the Company to use at no charge.  Management will assess the valuation of the utilized space at such time that the activities and utilization of the facilities become material.

The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.

PLASTER CASTER INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

December 31, 2009 and 2008

Note 6 – Financial Accounting Developments:

Recently Issued Accounting Pronouncements

In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-03, SEC Update — Amendments to Various Topics Containing SEC Staff Accounting Bulletins. This ASU updated cross-references to Codification text. The adoption of ASU 2009-03 will not have a material impact on our financial statements.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) — Measuring Liabilities at Fair Value. This Accounting Standards Update amends Subtopic 820-10, Fair Value Measurements and Disclosures - Overall, to provide guidance on the fair value measurement of liabilities. The adoption of ASU 2009-05 is not expected to have a material impact on our financial statements.

In September 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-08, Earnings Per Share Amendments to Section 260-10-S99. This Codification Update represents technical corrections to Topic 260-10-S99, Earnings per Share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that Includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The adoption of ASU 2009-08 will not have material impact on our financial statements

In September 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-09, Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees. This Accounting Standards Update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Section 323-10-S99-4 was originally entered into the Codification incorrectly. The adoption of ASU 2009-09 will not have material impact on our financial statements.

In September 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-12, Fair Value Measurements and Disclosures (Topic 820), Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent) . This Accounting Standards Update amends Subtopic 820-10, Fair Value Measurements and Disclosures > Overall, to provide guidance on the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The adoption of ASU 2009-12 will not have material impact on our financial statements.

PLASTER CASTER INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

December 31, 2009 and 2008

Note 7 - Subsequent Event

On July 23, 2010 the Company merged with Plaster Caster Inc., a corporation incorporated in the State of Mississippi and was consequently redomiciled to this state.

JUNE 30, 2010

Financial Statements

•

Balance Sheet

•

Statement of Operations

•

Statement of Cash Flows

•

Statement of Stockholders’ Equity

•

Notes to Financial Statements

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	JUNE 30,	DECEMBER 31,
	2010	2009
	(UNAUDITED)	(AUDITED)
ASSETS

CURRENT
Cash	$ -	$ -
Subscription receivable	-	-

TOTAL ASSETS	$ -	$ -

LIABILITIES AND STOCKHOLDER EQUITY

LIABILITIES
Due to shareholder	$ -	$ -

TOTAL LIABILITIES	-	-

STOCKHOLDER EQUITY

Commons shares, no par value, authorized - 1,000,000
- issued and outstanding - 500,000(December 31, 2009 - 500,000)	500	500

RETAINED EARNINGS(DEFICIT)	(500)	(500)

TOTAL STOCKHOLDER EQUITY	-	-

TOTAL LIABILITIES AND STOCKHOLDER EQUITY	$ -	$ -

The accompanying notes are an integral part of these financial statements.

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
(UNAUDITED)
					FROM
					INCEPTION
	THREE MONTHS ENDED		SIX MONTHS ENDED		APRIL 19, 2007
	JUNE 30,		JUNE 30,		TO JUNE 30,
	2010	2009	2010	2009	2010

REVENUE	$ -	$ -	$ -	$ -	$ -

EXPENSES
General and administrative	-	-	-	-	500

Total Expenses	-	-	-	-	500

NET INCOME(LOSS)	$ -	$ -	$ -	$ -	$ (500)

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING	500,000	500,000	500,000	500,000

NET INCOME(LOSS) PER SHARE	$ -	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
(UNAUDITED)			FROM
INCEPTION
	SIX MONTHS ENDED		APRIL 19, 2007
	JUNE 30,		TO JUNE 30,
	2010	2009	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income(loss)	$ -	$ -	$ (500)
Adjustment to reconcile net loss to net cash
used in operating activities:			-
Issuance of common stock for services and expenses	-	-	500
Changes in operating assets and liabilities:
Subscription receivable	-	-	-

Net cash used in operating activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from an officer	-	-	-
Issuance of common stock	-	-	-

Net cash provided by financing activities	-	-	-

INCREASE (DECREASE) IN CASH	-	-	-

CASH, Beginning of period	-	-	-

CASH, End of period	$ -	$ -	$ -

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:

Interest paid	$ -	$ -	$ -
Income taxes paid	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FROM INCEPTION(APRIL 19, 2007) TO JUNE 30, 2010
(UNAUDITED)

	COMMON STOCK		ACCUMULATED
	SHARES	AMOUNT	DEFICIT	TOTALS

Balance - April 19, 2007	-	$ -	$ -	$ -

Issuance of shares for expenses	500,000	500	-	500

Net loss - December 31, 2007			(500)	(500)

Balance - December 31, 2007	500,000	500	(500)	-

Net loss - December 31, 2008			-	-

Balance - December 31, 2008	500,000	500	(500)	-

Net loss - December 31, 2009	-	-	-	-

Balance - December 31, 2009	500,000	500	(500)	-

Net loss - June 30, 2010 (unaudited)	-	-	-	-

Balance - June 30, 2010	500,000	$ 500	$ (500)	$ -

The accompanying notes are an integral part of these financial statements.

PLASTER CASTER INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Interim Financial Statements

June 30, 2010

Note 1 - Organization and Summary of Significant Accounting Policies:

Organization:

Plaster Caster Inc. (the “Company”) was organized in the State of Michigan on April 19, 2007.  The Company’s primary business activity is to acquire or commence a commercially viable operation

The Company’s fiscal year end is December 31.

Basis of Presentation – Development Stage Company:

The Company has not earned any revenues from limited principal operations.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”).  Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

Basis of Accounting:

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.  These interim financial statements include all of the necessary adjustments to make them not misleading.

Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

Use of Estimates:

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of financial statements for any period necessarily involves the use of estimates and assumption an example being assumptions in valuation of stock options. Actual amounts may differ from these estimates. These financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

PLASTER CASTER INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Interim Financial Statements

June 30, 2010

Net Loss Per Share:

Net loss per share is based on the weighted average number of common shares and common shares equivalents outstanding during the period.

Stock-Based Compensation

The Company accounts for share-based compensation under the fair value recognition provisions such that compensation cost is measured at the grant date based on the value of the award and is expensed ratably over the vesting period. Determining the fair value of share-based awards at the grant  date  requires  judgment,  including estimating the  percentage  of  awards  which  will  be forfeited, stock volatility, the expected life of the award, and other inputs. If actual forfeitures differ significantly from the estimates, share-based compensation expense and the Company's results of operations could be materially impacted.

The Company may also issue restricted stock to consultants for various services. Cost for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.   The value  of  the common stock is measured at the earlier of  ( i )  the date at which a firm commitment for performance by the  counterparty  to  earn  the  equity  instruments  is  reached  or   ( ii )  the  date  at  which  the counterparty's performance is complete.   The Company recognizes these service expenses and a corresponding increase to additional paid-in-capital related to stock issued for services.   When stock is issued as payment for past services provided, accordingly,  all shares issued are fully vested, and there is no unrecognized compensation associated with these transactions.  If stock is issued in advance of service performance expense is recognized ratably over the requisite service period.

As of June 30, 2010 there was $0 of unrecognized expense related to non-vested stock-based compensation arrangements granted and no stock based compensation.

Note 2 – Going Concern:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period from inception through June 30, 2010, the Company has had no operations.  As of June 30, 2010, the Company has not emerged from the development stage.   In  view of  these  matters,  the  Company’s  ability  to  continue  as  a  going concern  is dependent  upon the Company’s ability to commence a commercially viable operation and  to achieve  a  level  of  profitability.   The  Company  intends  on  financing its  future  development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that  funds provided by operations  are  sufficient  to fund  working capital  requirements.   The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

PLASTER CASTER INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Interim Financial Statements

June 30, 2010

Note 3 – Federal Income Taxes:

The Company accounts for income taxes under the asset and liability method, whereby deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Deferred  income  taxes  reflect  the  net  tax  effects  of  temporary differences  between the carrying amounts of assets and liabilities for financial  statement  purposes  and the  amounts  used for  income  tax purposes.   Significant   components of  the  Company's  deferred  tax liabilities and assets as of June 30, 2010 are as follows:

 Deferred tax assets:

                   Federal and state net operating loss

$               500

                   Equity instruments issued for compensation

                 -

             Total deferred tax assets

                 500

                   Less valuation allowance

           (500)

$          --====

Note 4 – Capital Stock Transactions:

Since inception the Company has issued a total of 500,000 shares of common stock for services and expenses for a value equivalent to $500. This amount was recognized as stock-based compensation in 2007.

Note 5 – Related Party Transaction:

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that  become available.  They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company has little need for office space, therefore, does not own or lease property or lease office space.  The  office  space  used  by  the  Company  was  arranged  by  the  founder  of  the Company to use at no charge.  Management will assess the valuation of the utilized space at such time that the activities and utilization of the facilities become material.

The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.

PLASTER CASTER INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Interim Financial Statements

June 30, 2010

Note 6 – Financial Accounting Developments:

Recently Issued Accounting Pronouncements

Effective January 1, 2010, the Company adopted an accounting standard update regarding accounting for transfers of financial assets. As codified under Accounting Standards Codification, or ASC, 860, this update prescribes the information that a reporting entity must provide in its financial reports about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement in transferred financial assets. Specifically, among other aspects, the update amends Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, or SFAS 140, by removing the concept of a qualifying special-purpose entity from SFAS 140 and removes the exception from applying FASB Interpretation No. 46, Consolidation of Variable Interest Entities (revised), to variable interest entities that are qualifying special-purpose entities. It also modifies the financial-components approach used in SFAS 140. Since the update is effective for transfer of financial assets occurring on or after January 1, 2010 and the Company has not had any such transactions subsequent to January 1, 2010 to date, the adoption of this update did not have an impact on the Company’s condensed consolidated financial statements.

Effective January 1, 2010, the Company adopted an accounting standard update regarding fair value measures. As codified under ASC 820, this update requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and a higher level of disaggregation for the different types of financial instruments. For the reconciliation of Level 3 fair value measurements, information about purchases, sales, issuances and settlements should be presented separately. Since this update addresses disclosure requirements, the adoption of this update did not impact the Company’s financial position, results of operations or cash flows.

In June 2009, the FASB issued guidance changing the approach used to determine the primary beneficiary of a variable interest entity. The guidance requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity, amends previous guidance for determining whether an entity is a variable interest entity, and adds as a reconsideration event any change in facts and circumstances where the holders of the equity investment at risk, as a group, lose the power to direct the activities of the entity that most significantly impact the entity’s economic performance. In addition, the revised guidance requires enhanced disclosures regarding an enterprise’s involvement in a variable interest entity. The new guidance is effective for the Company beginning January 1, 2010 and is not expected to have a material impact on the Company’s financial statements.

PLASTER CASTER INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Interim Financial Statements

June 30, 2010

Note 6 – Financial Accounting Developments:(continued)

 In June 2009, the FASB issued FAS No.168, “The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162.” This statement established the FASB Accounting Standards Codification as the source of authoritative U.S. generally accepted accounting principles (GAAP). This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Adoption of this statement did not have a material effect on the Company’s financial statements.       Subsequent to the issuance of FAS No. 168, the FASB has released Accounting Standard Update Nos. 2009-01 through 2009-15. The Company has reviewed each of these updates and determined that none will have a material impact on the Company’s financial statements.

Note 7 - Subsequent Event

On July 23, 2010 the Company merged with Plaster Caster Inc., a corporation incorporated in the State of Mississippi and was consequently redomiciled to this state.